Exhibit 23.1

CONSENT OF WIPFLI LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-188093 on Form S-1 of our report dated October 29, 2013, relating to the consolidated financial statements of ARI Network Services, Inc. and Subsidiary (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2013 and for the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

November 12, 2013